Exhibit 10.4

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT is made and entered into as of the 1st day of March, 1998, by and between LandAmerica Financial Group, Inc., a Virginia corporation (the "Company"), and Herbert Wender (the "Executive").

                                   WITNESSETH:

         WHEREAS, pursuant to the terms of that certain Stock Purchase Agreement, as amended (the "Stock Purchase Agreement"), dated August 20, 1997, by and among Lawyers Title Corporation ("LTC"), Lawyers Title Insurance Corporation, Reliance Insurance Company ("RIC") and Reliance Group Holdings, Inc., LTC agreed to purchase all of the issued and outstanding shares of Commonwealth Land Title Insurance Company ("Commonwealth") and Transnation Title Insurance Company from Reliance Insurance Company (the "Acquisition"); and

         WHEREAS, following the consummation of the Acquisition, LTC was renamed LandAmerica Financial Group, Inc.; and

         WHEREAS, prior to the Acquisition, the Executive was employed by Commonwealth Land Title Insurance Company; and

         WHEREAS, the Board of Directors of the Company (the "Board"), has determined that it is in the best interests of the Company and its shareholders to maintain the services of the Executive for the benefit of the Company and to encourage the Executive's full attention and dedication to the Company and to provide the Executive with compensation and benefits arrangements which ensure that the compensation and benefits expectations of the Executive will be satisfied and which are competitive with those of other corporations.

         NOW, THEREFORE, in consideration of the mutual promises and agreements set forth in this Agreement, the Company and the Executive agree as follows:

         1. Certain Definitions. (a) The term "affiliated companies" shall include any company controlled by, controlling or under common control with the Company.

                  (b) Every capitalized term used herein, but not otherwise defined herein, shall have the meaning ascribed to such term in the Stock Purchase Agreement.

         2. Employment Period. The Company hereby agrees to continue the Executive in its employ, and the Executive hereby agrees to remain in the employ of the Company, in accordance with the terms and provisions of this Agreement, for the period commencing on March 1, 1998 and ending on May 31,1999 (the "Initial Employment Period"), provided that such term shall be extended for successive one-year periods unless the Company or the Executive provides written notice to the other party pursuant to Section 11(b) of its or his intent not to extend, at least sixty (60) days prior to the end of the then applicable term of employment (the Initial Employment Period plus any renewal thereof, the "Employment Period"), unless this Agreement is earlier terminated pursuant to
Section 10 below.

         3. Terms of Employment. (a) Position and Duties. During the Employment Period, and excluding any periods of vacation and leave to which the Executive is entitled, the Executive agrees to devote reasonable attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities. During the Employment Period it shall not be a violation of this Agreement for the Executive to (A) serve on corporate, civic, charitable, title insurance industry association or professional association boards or committees, (B) deliver lectures, fulfill speaking engagements or teach at educational institutions and (C) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement. In addition, it is understood that Executive shall be permitted to continue as Chairman of the Board of Directors of CMAC Investment Corporation, and to perform all obligations required of him in connection with that position.

                  (b) Compensation. (i) Base Salary. During the Employment Period, the Executive shall receive an annual base salary of four hundred seventy-five thousand dollars ($475,000.00) (the "Annual Base Salary"), which shall be paid in equal installments on a semi-monthly basis. The Annual Base Salary shall be reviewed at least annually and may be increased at any time and from time to time, but in no event shall the Annual Base Salary be reduced. The Annual Base Salary shall not be reduced after any such increase and the term Annual Base Salary as utilized in this Agreement shall refer to the Annual Base Salary as so increased.

                           (ii) Annual Bonus. In addition to the Annual Base
Salary, the Executive shall be entitled to a minimum annual bonus (the "Annual Bonus") for the 1998 calendar year of not less than five hundred thousand dollars ($500,000.00), which shall be paid to the Executive in cash. For the period January 1, 1999 through May 31, 1999, the Executive shall be entitled to a minimum Annual Bonus of not less than two hundred eight thousand, three hundred thirty-three dollars ($208,333.00), which shall be paid to the Executive in cash. Thereafter, the Executive shall receive an Annual Bonus as established by the Compensation Committee of the Board (the "Compensation Committee"). Each Annual Bonus shall be paid no later than the end of the third month of the fiscal year next following the fiscal year for which the Annual Bonus is awarded, unless the Executive shall elect to defer the receipt of such Annual Bonus pursuant to a Company deferral plan.

                           (iii) Annual Stock Options. The Executive may receive
annual stock options as provided at the discretion of the Compensation
Committee.

                           (iv) Incentive, Savings and Retirement Plans. During
the Employment Period, the Executive shall be entitled to participate in all incentive (including, without limitation, stock incentive), savings and retirement plans, practices, policies and programs applicable generally to other peer executives of the Company and its affiliated companies. For all purposes of this Agreement, the term "peer executives" means the most senior executives of the Company.

                           (v) Welfare Benefit Plans. During the Employment
Period, the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company and its affiliated companies (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to other peer executives of the Company and its affiliated companies. Executive shall not participate in the Company's Executive Life Insurance Plan ("Split Dollar").

                           (vi) Supplemental Pension Plan. Pursuant to the terms
of the Stock Purchase Agreement, the Company has agreed to assume all obligations through the Closing Date of the Stock Purchase Agreement under the Reliance Group Holdings, Inc. Retirement Benefit Equalization Plan with respect to the Executive. During the Employment Period, the Executive shall be entitled to participate in the Lawyers Title Insurance Corporation 1995 Benefit Restoration Plan, as such plan may be amended from time to time (the "Benefit Restoration Plan"), to the extent applicable generally to other peer executives of the Company and its affiliated companies, with the following terms applicable to Executive's participation: (i) plan participation to be measured from Executive's date of hire of March 19, 1973; (ii) inclusion of Executive's annual bonus from Commonwealth and the Company in pensionable earnings; (iii) Executive's minimum benefit under the Benefit Restoration Plan shall be his benefit under the Reliance Group Holdings, Inc. Retirement Benefit Equalization Plan ("Benefit Equalization Plan") as of the Closing Date of the Stock Purchase Agreement; (iv) application of the early retirement reduction factors under the Benefit Equalization Plan to Executive's benefit under the Benefit Restoration Plan if more favorable; and (v) no amendment shall be made to Benefit Restoration Plan which shall reduce the Executive's benefit without Executive's consent. The Executive's supplemental pension benefits shall be a general obligation of the Company to the extent not payable under the terms of the Benefit Restoration Plan.

                           (vii) Expenses. During the Employment Period, the
Executive shall be entitled to receive prompt reimbursement for all reasonable employment expenses incurred by the Executive in accordance with the policies in effect generally at any time with respect to other peer executives of the Company and its affiliated companies.

                           (viii) Fringe Benefits. During the Employment Period,
the Executive shall be entitled to fringe benefits in accordance with the plans, practices, programs and policies of the Company and its affiliated companies in effect generally at any time with respect to other peer executives of the Company and its affiliated companies.

                           (ix) Office and Support Staff. During the Employment
Period, the Executive shall be entitled to an office or offices of a size and with furnishings and other appointments, and to personal secretarial and other assistance as provided generally at any time to other peer executives of the Company and its affiliated companies.

                           (x) Deferred Compensation. During the Employment
Period, the Executive shall be entitled to deferred compensation benefits in accordance with the plans, practices, programs and policies of the Company and its affiliated companies in effect generally at any time with respect to other peer executives of the Company and its affiliated companies.

                           (xi) Vacation. During the Employment Period, the
Executive shall be entitled to a minimum of four weeks paid vacation in accordance with the plans, policies, programs and practices of the Company and its affiliated companies as in effect generally at any time with respect to other peer executives of the Company and its affiliated companies.

                           (xii) Financial, Tax and Estate Planning Allowance.
During the Employment Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive for the purpose of personal financial, tax and estate planning, up to a maximum amount of ten thousand dollars ($10,000.00) for fiscal year 1998, and five thousand dollars ($5,000.00) per fiscal year thereafter, in accordance with the policies in effect generally at any time with respect to other peer executives of the Company and its affiliated companies.

                           (xiii) Relocation. The Company agrees to extend its
Domestic Relocation Policy to Executive (except with respect to the provisions of Section 12 relating to home purchase), provided that Executive may choose to apply the term "Home" to his vacation residence in New Jersey.

         4. Termination of Employment. (a) Death or Disability. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. If the Company determines in good faith that the Disability of the Executive, as defined in and resulting in benefits under the Company's long-term disability plan, has occurred during the Employment Period, it may give to the Executive written notice in accordance with Section 11(b) of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within the thirty (30) days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. In the event of a termination of employment under this paragraph due to death or Disability during the Initial Employment Period, Executive or Executive's estate shall be entitled to a pro-rata portion of the Annual Bonus under Section 3(b)(ii) measured to the date of death or termination of employment on account of Disability. Following the Initial Employment Period, the Compensation Committee, in its sole discretion following a review of all relevant factors, may award the Executive a pro-rata portion of the Annual Bonus measured to the date of termination.

                  (b) Cause. The Company may terminate the Executive's employment during the Employment Period for Cause. For purposes of this Agreement, "Cause" shall mean (i) a material breach by the Executive of the Executive's obligations under Section 3(a) (other than as a result of incapacity due to physical or mental illness) which is demonstrably willful and deliberate on the Executive's part, which is committed in bad faith or without reasonable belief that such breach is in the best interests of the Company and which is not remedied in a reasonable period of time after receipt of written notice from the Company specifying such breach or (ii) the conviction of the Executive of a felony involving moral turpitude.

                  (c) Good Reason. The Executive's employment may be terminated during the Employment Period by the Executive for Good Reason. For purposes of this Agreement, "Good Reason" shall mean:

                           (i) the assignment to the Executive of any duties
inconsistent generally with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 3(a) or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

                           (ii) any failure by the Company to comply with any of
the provisions of Section 3(b), other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

                           (iii) any purported termination by the Company of the
Executive's employment otherwise than as expressly permitted by this Agreement;
or

                           (iv) any failure by the Company to comply with and
satisfy Section 9(c), provided that such successor has received at least ten days prior written notice from the Company or the Executive of the requirements of Section 9(c).

For purposes of this Section 4(c), any good faith determination of "Good Reason" made by the Executive shall be conclusive.

                  (d) Notice of Termination. Any termination by the Company for Cause, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 11(b). For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than fifteen (15) days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company hereunder or preclude the Executive or the Company from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

                  (e) Date of Termination. "Date of Termination" means (i) if the Executive's employment is terminated by the Company for Cause, or by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, (ii) if the Executive's employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies the Executive of such termination and (iii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.

         5. Obligations of the Company upon Termination. (a) Good Reason; Other than for Cause or Disability. If, during the Employment Period, the Company shall terminate the Executive's employment other than for Cause or Disability or the Executive shall terminate employment for Good Reason:

                           (i) All stock options held by the Executive on the
Date of Termination shall vest and be immediately exerciseable, and all restricted stock held by the Executive on the Date of Termination shall become 100% vested and transferable.

                           (ii) This Agreement shall terminate and the Executive
shall receive, until the end of the Initial Employment Period, (x) the applicable pro-rata portion of his Annual Base Salary; plus (y) his Annual Bonus. Following the Initial Employment Period, the Executive shall receive (x) the applicable pro-rata portion of his Annual Base Salary through the date of termination; plus (y) the Compensation Committee, in its sole discretion following a review of all relevant factors, may award the Executive a pro-rata portion of the Annual Bonus measured to the date of termination.

                           (iii) Executive and his spouse shall be immediately
eligible for Company-provided post-retirement health insurance under the same terms and conditions available to peer executives of the Company.

                  (b) Disability. If the Executive's employment is terminated by reason of the Executive's Disability during the Employment Period, this Agreement shall terminate and the Executive shall receive, until the end of the Initial Employment Period, (x) the applicable pro-rata portion of his Annual Base Salary; plus (y) his Annual Bonus. Following the Initial Employment Period, the Executive shall receive (x) the applicable pro-rata portion of his Annual Base Salary through the date of termination; plus (y) the Compensation Committee, in its sole discretion following a review of all relevant factors, may award the Executive a pro-rata portion of the Annual Bonus measured to the date of termination.

                  (c) Cause; Other than for Good Reason or Death. If the Executive terminates employment during the Employment Period, excluding a termination for Good Reason, or if the Executive's employment shall be terminated for Cause or by reason of the Executive's death during the Employment Period, this Agreement shall terminate without further obligations to the Executive other than the obligation to pay to the Executive his Annual Base Salary through the Date of Termination plus the amount of any compensation previously deferred by the Executive and vested on the Date of Termination, provided, that if such termination occurs during the Initial Employment Period, the Executive shall receive the applicable pro-rata portion of his Annual Bonus through the date of termination. Following the Initial Employment Period, the Compensation Committee, in its sole discretion following a review of all relevant factors, may award the Executive a pro-rata portion of the Annual Bonus measured to the date of termination.

                  (d) Retirement. A termination of employment by Executive on or after May 31, 1999 shall be deemed to be on account of retirement. All stock options held by the Executive on the Date of Termination shall vest and be immediately exercisable and all restricted stock held by Executive on the Date of Termination shall become 100% vested and transferable.

         6. Nonexclusivity of Rights. Except as provided in Section 5, nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its affiliated companies. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

         7. Limitation of Benefits. It is the intention of the parties that payments to be made to the Executive pursuant to Section 5 shall not constitute "excess parachute payments" within the meaning of Section 280G of the Code and any regulations thereunder. If the independent accountants serving as auditors for the Company on the Effective Date (or any other accounting firm designated by the Company) determine that any payment or distribution by the Company to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise) would be nondeductible by the Company under Section 280G of the Code (and any successor provision) as amended from time to time, then the amounts payable or distributable under this Agreement will be reduced to the maximum amount which may be paid or distributed without causing such payments or distributions to be nondeductible. The determination shall take into account (a) whether the payments or distributions are "parachute payments" under Section 280G, (b) the amount of payments and distributions under this Agreement that constitute reasonable compensation, and (c) the present value of such payments and distributions determined in accordance with Treasury Regulations in effect from time to time. The Executive shall have the right to designate which payments or distributions will be reduced.

         8.       Restrictive Covenants.

                  (a) Confidential Information. The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company or except as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it.

                  (b) Ownership of Information. The Executive acknowledges and agrees that all memoranda, notes, reports, records and other documents made or compiled by the Executive, or made available to the Executive during the term of his employment concerning the business of the Company or any of its affiliated companies, shall be the Company's property and shall be delivered to the Company upon the termination of the Executive's employment hereunder or at any other time upon request by the Board.

                  (c) Non-Competition. The Executive agrees that, for so long as he is employed by the Company and for one (1) year after the termination of the Executive's employment with the Company, he will not, without the prior written consent of the Company, directly or indirectly, engage in or have an interest in (as owner, partner, shareholder, employee, director, officer, consultant or otherwise), with or without compensation, any business which is in competition with the lines of business actually being conducted by the Company during the term of employment or on the date that the employment terminates. Nothing herein, however, will prohibit the Executive from acquiring or holding not more than five percent (5%) of any class of publicly traded securities of any such business, provided that such securities entitle the Executive to no more than five percent (5%) of the total outstanding votes entitled to be cast by security-holders of such business in matters in which such security-holders are entitled to vote.

                  (d) Non-Interference. (i) The Executive agrees and covenants that, for a period of one (1) year after the Date of Termination of this Agreement, the Executive shall not, without the prior written approval of the Board, Interfere directly or indirectly in any way with the Company or any of its affiliated companies.

                           (ii) For purposes of this Agreement, "Interfere"
shall mean, to solicit, entice, persuade, induce, influence or attempt to influence, directly or indirectly, clients or Prospective Clients, employees, agents or independent contractors of the Company or any of its affiliated companies to restrict, reduce, sever or otherwise alter their relationship with the Company or any of its affiliated companies.

                           (iii) For purposes of this Agreement, "Prospective
Clients" shall mean persons or entities identified by the Company as prospective clients of the Company or any of its affiliated companies within twelve (12) months of the Date of Termination and with whom the Company or such affiliated companies have had contact.

                           (iv) Company recognizes that the discharge of the
Executive's duties with CMAC Investment Corporation shall not be considered an action to Interfere or compete for purposes of this Agreement, whether prior to or after the Date of Termination of this Agreement.

                  (e) Severability and Reduction in Scope of Provisions. The covenants and agreements of the Executive contained in paragraphs (a) through
(d) above are separate and distinct covenants and agreements of the Executive and if any part of any such paragraph is void, invalid or unenforceable, such paragraph shall be severed from this Agreement and shall not affect or impair any other paragraph or the balance of this Agreement, and this Agreement with the void, invalid or unenforceable paragraph stricken herefrom shall remain in full force and effect. Further, the periods and scope of the restrictions set forth in any such paragraph or subparagraph shall be reduced by the minimum amount necessary to reform such paragraph or subparagraph to the maximum level of enforcement permitted to the Company by the law governing this Agreement, if such reform is permitted.

                  (f) Remedy for Breach. The Executive acknowledges that the Company and its affiliated companies or any one of them will be irrevocably damaged if all of the provisions of this Section 8 are not specifically enforced. Accordingly, the Executive agrees that, in addition to any other relief to which the Company may be entitled, any one of the Company or its affiliated companies will be entitled to seek and obtain injunctive relief from a court of competent jurisdiction for the purpose of restraining the Executive from any actual or threatened breach of this Section 8.

                  (g) Validity of Covenant. The Executive agrees that the covenants contained in this Section 8 are reasonably necessary to protect the legitimate interests of the Company and its affiliated companies, are reasonable with respect to time and territory, and do not interfere with the interests of the public. The Executive further agrees that the descriptions of the covenants contained in this Section 8 are sufficiently accurate and definite to inform the Executive of the scope of the covenants. Finally, the Executive agrees that the consideration provided for in this Agreement is full, fair and adequate to support the Executive's obligations hereunder.

          9. Successors. (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

                  (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

                  (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

         10. Termination of Agreement upon a Change of Control. Upon any Change of Control, as that term is defined in that certain Change of Control Employment Agreement, of even date herewith, between the Company and the Executive, the Change of Control Employment Agreement shall become effective, and shall apply to the extent its terms are more advantageous to the Executive.

     11. Miscellaneous. (a) This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

                  (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Executive to:                  If to the Company to:

Herbert Wender                           LandAmerica Financial Group, Inc.
LandAmerica Financial Group, Inc.        6630 West Broad Street
1700 Market Street, 22nd Floor           Richmond, Virginia 23230
Philadelphia, Pennsylvania 19103-3390
                                         Attention: Russell W.
                                         Jordan, III, Esquire

         with a copy to:

         James W. Jenning, Esq.
         Morgan, Lewis & Bockius LLP
         2000 One Logan Square
         Philadelphia, PA  19103

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

                  (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                  (d) The Company may withhold from any amounts payable under this Agreement such Federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

                  (e) The Executive's or the Company's failure to insist upon strict compliance with any provision hereof or any other provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 4(c)(i)-(iv), shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

                  (f) In the event of a dispute with respect to any term of this Agreement, either party may elect, by delivering written notice to the other stating the nature of the dispute, to have such dispute settled by arbitration. Within ten (10) days of the delivery of the written notice electing arbitration both parties shall appoint an arbitrator and within ten (10) days thereafter the two arbitrators shall select a third. If a party does not appoint an arbitrator within the ten-day period, such party shall forfeit the right to do so and the matter shall be settled by the sole appointed arbitrator. The arbitrator(s) shall follow the rules of arbitration established by the American Arbitration Association and shall render a decision within ten (10) days of the hearing which shall occur no later than twenty (20) days after the arbitrator(s) is/are appointed. The decision of a majority of the arbitrators, or of the sole arbitrator, as the case may be, shall be binding upon the respective parties to the arbitration hearing, their heirs, legal representatives, assigns and successors. Each party shall pay the fees and expenses of their chosen arbitrator, and shall pay one-half of the fees and expenses of the third arbitrator. If only one arbitrator is appointed each party shall pay one-half of his or her fees and expenses. Judgment upon any award rendered by the arbitrator(s) may be entered in any court of competent jurisdiction.

         IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from its Board, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

LANDAMERICA FINANCIAL GROUP, INC.                    EXECUTIVE

By:      /s/ Charles H. Foster, Jr.                  /s/ Herbert Wender
     ----------------------------------------        ------------------
Title:   Chairman and Chief Executive Officer        Herbert Wender

Date:    July 6, 1998                                Date: